SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 2004


                          MAXUS TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                    000-26337                          82-0514605
             (Commission File Number)    (I.R.S. Employer Identification Number)

 18300 Sutter Boulevard, Morgan Hill, California           95037
     (Address of Principal Executive Offices)            (Zip Code)


                                 (408) 782-2005
              (Registrant's Telephone Number, Including Area Code)

                              MEDINEX SYSTEMS, INC.
          (Former Name or Former Address, if Changed Since Last Report)
                                 Not Applicable

                   INFORMATION INCLUDED IN REPORT ON FORM 8-K


Item 5.  Other Events.
         ------------

At the Annual Meeting of Shareholders (the "Annual Meeting") held on March 22, 2004, Michele Whatmore, Charles Whatmore, David Smith, James Ross and William E. Thomson were elected as directors of the Company, and Schwartz Levitsky Feldman, LLP was approved as the Company's auditor for the current fiscal year. The Company's shareholders also approved the Company's 2004 Stock Option Plan.

In addition, the Company's shareholders approved of changing the Company's name to Maxus Technology Corporation, which such action was effected by the Company filing an Amended Certificate of Incorporation with the Secretary of State of the State of Delaware.

As a result of the Company's name change, a new trading symbol was issued by the NASD. Shares of the Company's common stock will be traded on the OTC Bulletin Board under the symbol "MXUS," effective as of the opening of business April 7, 2004. Shares of the Company's common stock will no longer be traded on the OTC Bulletin Board under the symbol "MNXS."

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MAXUS TECHNOLOGY CORPORATION


                                                  By: /s/ Michele Whatmore
                                                     ---------------------------
                                                     Michele Whatmore, President
Date: April 7, 2004
































                                      -3-